PLAN
                                       OF

                                 REORGANIZATION
                                       FOR

                               LIBERTY MINT, INC.






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



                      AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT (the "Plan") is made this 24th day of June, 1997, between Liberty Mint, Ltd., a COLORADO CORPORATION ("LIBERTY MINT - COLORADO"); Liberty Mint., Utah corporation ("Liberty"); and the persons listed in Exhibits A and A-1 hereof who are respectively the owners of record of all of the outstanding Class A common stock and certain option and warrant holders who own rights to acquire Class A common stock of Liberty and who execute and deliver a copy of this Plan (respectively the "Liberty Stockholders" and the "Liberty Option and Warrant Holders").


         Liberty Mint - Colorado wishes to acquire all of the outstanding common stock (Classes A and B) of Liberty in exchange for common stock of Liberty Mint
- Colorado  in a  transaction  qualifying  as a tax-free  exchange  pursuant  to
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended; and

         LIBERTY MINT - COLORADO ALSO DESIRES TO EXCHANGE like options or warrants to acquire shares of its common stock for the options or warrants to acquire shares of Class A common stock- of Liberty, all as outlined in Exhibit A- 1 hereof,

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                   Section I

                                EXCHANGE OF STOCK

         1.1 Number of Shares. The Liberty Stockholders agree to transfer to Liberty Mint - Colorado at the closing (the "Closing") 100% of the outstanding securities of Liberty, which are listed in Exhibit A hereof attached hereto and incorporated herein by reference (the "Liberty Shares"), in exchange for the no par value "unregistered" and "restricted" common voting stock of Liberty Mint - Colorado set forth opposite the respective name each such Liberty Stockholder.

         1.2 Delivery of Certificates by Liberty Stockholders. The transfer of the Liberty Shares by the Liberty Stockholders shall be effected by the delivery to Liberty Mint Colorado at -the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures -witnessed or guaranteed to the satisfaction of Liberty Mint - Colorado and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Liberty Stockholders' expense.


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

         1.3 Further Assurances. At the Closing and from time to time thereafter, the Liberty Stockholders shall execute such additional instruments and take such other action as Liberty Mint - Colorado may request in order to exchange and transfer clear title and ownership in the Liberty Shares to Liberty Mint - Colorado.

         1.4 Resignation of Present Sole Director and Executive Officer and Designation of New Directors and Executive Officers. On Closing, the present sole director and executive officer of Liberty Mint - Colorado shall resign and designate the directors and executive officers nominated by Liberty to serve in his place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Liberty Mint - Colorado, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

         1.6 Assets and Liabilities of Liberty Mint - Colorado at Closing. Liberty Mint - Colorado shall have no material assets and no liabilities at Closing, and all costs incurred by Liberty Mint - Colorado incident to the Plan shall have been paid or satisfied.

         1.7 EXCHANGE OF LIKE OPTIONS OR WARRANTS. Liberty Mint - Colorado adopts, ratifies and approves any written or other compensation plans of Liberty and the outstanding options and warrants of Liberty to the extent outlined in Exhibit A- 1 hereof and agrees to issue shares of its common stock in lieu of shares of Class A common stock of Liberty required to be issued thereunder, on exercise, in accordance with Exhibit A-1 and with the adjustments reflected therein.

         1.8 INITIAL CLOSING. The Plan may close on the execution and delivery of Counterpart Signature Pages by persons who own not less than 50. 1% of the outstanding Liberty Shares; and Liberty Mint - Colorado will use its best efforts to acquire in exchange for "unregistered" and "restricted" shares of its common stock or like options and warrants the remaining outstanding shares (Classes A and B), options and warrants of Liberty to the extent that such securities can be acquired pursuant to available exemptions from the registration requirements of applicable securities laws, rules and regulations, all on similar terms.

                                    Section 2

                                     CLOSING

         The Closing contemplated by Section 1.1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South Salt Lake City, Utah 84111, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.



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
                                    Section 3


            REPRESENTATIONS AND WARRANTIES OF LIBERTY MING - COLORADO

         LIBERTY MINT - COLORADO represent and warrant to, and covenant with, the Liberty Stockholders, the Liberty Option and Warrant Holders and Liberty as follows:


         3.1 CORPORATE STATUS. Liberty Mint - Colorado is a corporation duly organized, validly existing and in good standing under- the laws of the State of Colorado and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Colorado only.) Liberty i'vtnt
- Colorado is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. There is presently no public market for these or any other securities of Liberty Mint - Colorado.

         3.2 CAPITALIZATION. The authorized capital stock of Liberty Mint - Colorado consists of 25,000,000 shares of no par value common voting stock, of which 250,000 shares are issued and outstanding, all fully paid and non-assessable, and 10,000,000 shares of no par value preferred stock, of which no shares are outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of Liberty Mint - Colorado.

         3.3 FINANCIAL STATEMENTS. The financial statements of Liberty Mint - Colorado fumished to the Liberty Stockholders, the Liberty Option and Warrant Holders and Liberty, consisting of audited financial statements for the periods ended January 31, 1997 and February 28, 1996 and 1995, attached hereto as Exhibit B, are correct and fairly present the financial condition of Liberty Mint - Colorado at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.4 UNDISCLOSED LIABILITIES. Liberty Mint - Colorado has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

         3.5 INTERIM CHANGES. Since the date of its balance sheets, except as set forth in Exlibit C, there have been no (1) changes in financial condition,


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



assets, liabilities or business of Liberty Mint - Colorado which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Liberty Mint - Colorado, payments of any dividend or other distribution in respect of any class of stock of Liberty Mint - Colorado, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

         3.6 TITLE TO PROPERTY. Liberty Mint - Colorado has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Liberty Mint - Colorado are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

         3.7 LITIGATION. There is no litigation or proceeding pending, or to the knowledge of Liberty Mint - Colorado, threatened, against or relating to Liberty Mint - Colorado, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an affiliate of Liberty Mint - Colorado is party to any material legal proceeding which could have an adverse effect on Liberty Mint - Colorado (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Liberty Mint - Colorado.

         3.8 BOOKS AND RECORDS. From the date of this Plan to the Closing, Liberty Mint - Colorado will (1) give to the Liberty Stockholders, the Liberty Option and Warrant Holders and Liberty or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Liberty Stockholders, the Liberty Option and Warrant Holders and Liberty or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Liberty Mint - Colorado as the Liberty Stockholders, the Liberty Option and Warrant Holders -and Liberty or their respective representatives may reasonably request.

         3.9 TAX RETURNS. Liberty Mint - Colorado has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         3.10 CONFIDENTIALITY. Until the Closing (and thereafter if there is no Closing), Liberty Mint - Colorado and its representatives will keep confidential any information which they obtain from the Liberty Stockholders, the Liberty Option or Warrant Holders or from Liberty concerning the properties, assets and business of Liberty. If the transactions contemplated by this Plan are not consummated by June 30, 1997, Liberty Mint - Colorado will return to Liberty all written matter with respect to Liberty obtained by Liberty Mint - Colorado in connection with the negotiation or consummation of this Plan.

         3.11 INVESTMENT INTENT. Liberty Mint - Colorado is acquiring the Liberty Shares to be transferred to it under this Plan for investment and not with a view to the sale or distribution thereof, and Liberty Mint - Colorado has no commitment or present intention to liquidate Liberty or to sell or otherwise dispose of the Liberty Shares.

         3.12 CORPORATE AUTHORITY. Liberty Mint - Colorado has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Liberty Stockholders, the Liberty Option and Warrant Holders and Liberty or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder, and the sole director adopting and delivering such resolutions is the duly elected and incumbent director of Liberty Mint Colorado.

         3.13 DUE AUTHORIZATION. Execution of this Plan and performance by Liberty Mint - Colorado hereunder have been duly authorized by all requisite corporate action on the part of Liberty Mint - Colorado, and this Plan constitutes a valid and binding obligation of Liberty Mint - Colorado and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Liberty Mint - Colorado.

         3.14 ENVIRONMENTAL MATTERS. Liberty Mint - Colorado has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Liberty Mint - Colorado. In addition, to the best knowledge of Liberty Mint - Colorado, there are no substances or conditions which may support a claim or cause of action against Liberty Mint - Colorado or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB'S, asbestos, utea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

         3.15 ACCESS TO INFORMATION REGARDING LIBERTY. Liberty Mint - Colorado acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Liberty and its present and contemplated business operations, potential acquisitions, including its most recent merger with Liberty Mint Marketing, Inc., a Nevada corporation ("Liberty Mint - Nevada"), management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Liberty, and with the legal and accounting firms of Liberty, with respect to such documentation; and that to the extent requested,- all questions raised have been answered to its complete satisfaction.

                                    Section 4

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF LIBEA
       THE LIBERTV STOCKHOLDERS AND THE LIBERTY OPTION AND WARRANT HOLDERS

         Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders (with respect to the Liberty Stockholders and the Liberty Option and Warrant Holders who are not directors or executive officers of Liberty, such representations and warranties shall be made only be to the extent of their respective personal knowledge, information and belief) represent and warrant to, and covenant with, Liberty Mint - Colorado as follows:

         4.1 LIBERTY SHARES. The Liberty Stockholders and the Liberty Option and Warrant Holders are the record and beneficial owners of all of the Liberty Shares and the options or warrants listed in Exhbits A and A-1, free and clear of adverse claims of third parties; and Exhibits A and A- I correctly set forth the names, addresses and the number of Liberty Shares and options or warrants respectively owned by the Liberty Stockholders and the Liberty Option and Warrant Holders.

         4.2 CORPORATE STATUS. Liberty is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         4.3 CAPITALIZATION. The authorized capital stock of Liberty consists of 13,000,000 shares of Class A common voting stock, having no par value, of which 8,252,387 shares are issued and outstanding, all fully paid and lawfully issued in accordance with applicable securities laws, rules and regulations and non-assessable; 1,000,000 shares of Class B common nonvoting stock, having no par value per share, of which 121,000 shares are issued and outstanding, and all of which are fully paid and lawfully issued in accordance with applicable securities laws, rules and regulations and non-assessable; and 2,000,000 Class A preferred stock, having no par value per share, of which 469,978 shares are issued and outstanding, and all of which are fully paid and lawfully issued in accordance with applicable securities laws, rules and regulations and non-assessable. Except as set forth in Exhibit A-1, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Liberty.


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



         4.4 FINANCIAL STATEMENTS. The financial statements of Liberty furnished to Liberty Mint - Colorado, consisting of an unaudited balance sheet and income statement for the period ended December 31, 1996, and an unaudited balance sheet and income statement for the period ended April 30, 1997, attached hereto as Exhibit D, together with an unaudited balance sheet and profit and loss statement of Liberty Mint - Nevada for the period ended April 30, 1997, attached hereto as Exhibit D-1 and incorporated herein by reference, are correct and fairly present the financial condition of Liberty as of that date and for the periods involved, and such statements were prepared in accordance with Generally accepted accounting principles consistently applied. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.5 UNDISCLOSED LIABILITIES. Liberty has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E attached hereto and incorporated herein by reference.

         4.6 INTERIM CHANGES. Since the date of these balance sheets, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Liberty, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Liberty, payment of any dividend or other distribution in respect of the capital stock of Liberty, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

         4.7 TITLE TO PROPERTY_. Liberty has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in these balance sheets, and the properties and assets of Liberty are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

         4.8 LITIGATION. There is no litigation or proceeding pending, or to the knowledge of Liberty, threatened, against or relating to Liberty or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of Liberty is party to any material legal proceeding which could have an adverse effect on Liberty (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Liberty.

         4.9 BOOKS AND RECORDS. From the date of this Plan to the Closing, the Liberty Stockholders and the Liberty Option and Warrant Holders will cause Liberty to (1) give to Liberty Mint - Colorado and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Liberty Mint - Colorado may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Liberty as Liberty Mint - Colorado may reasonably request.


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


         4.10 TAX RETURNS. Liberty has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         4.11 CONFIDENTIALITY. Until the Closing (and continuously if there is no Closing), Liberty, the Liberty Stockholders, the Liberty Option and Warrant Holders and their representatives will keep confidential any information which they obtain from Liberty Mint Colorado concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by June 30, 1997, Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders will return to Liberty Mint - Colorado all written matter with respect to Liberty Mint - Colorado obtained by them in connection with the negotiation or consummation of this Plan.

         4.12 INVESTMENT INTENT. The Liberty Stockholders and the Liberty Option and Warrant Holders are acquiring the shares, options or warrants to be exchanged and delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Liberty Stockholders and the Liberty Option and Warrant Holders have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Liberty Mint Colorado shares, options or warrants.. The Liberty Stockholders and the Liberty Mint Option and Warrant Holders shall execute and deliver to Liberty Mint - Colorado on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares, options or warrants of Liberty Mint - Colorado being received under the Plan in exchange for the Liberty Shares, options or warrants, and receipt of certain material information regarding Liberty Mint - Colorado.

         4.13 CORPORATE AUTHORITY. Liberty has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Liberty Mint Colorado or its representative at tile Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

         4.14 DUE AUTHORIZATION. Execution of this Plan and performance by Liberty hereunder have been duly authorized by all requisite corporate action on the part of Liberty, and this Plan constitutes a valid and binding obligation of Liberty and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Liberty.

         4.15 ENVIRONMENTAL MATTERS. Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Liberty or its predecessors. In addition, to the best knowledge of Liberty, there are no substances or conditions which may support a claim or cause of action against Liberty or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual under any Hazardous s

Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB s, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

         4.15 ACCESS TO INFORMATION REGARDING LIBERTY MINT - COLORADO. Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Liberty Mint - Colorado and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Liberty Mint - Colorado, and with the legal and accounting firms of Liberty Mint - Colorado, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                                    Section 5

    CONDITIONS PRECEDENT TO OBLIGATIONS OF LIBERTY, THE LIBERTY STOCKHOLDERS
                   AND THE LIBERTY OPTION AND WARRANT HOLDERS

         All obligations of Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Liberty Mint - Colorado contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         5.2 DUE PERFORMANCE. Liberty Mint - Colorado shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

         5.3 OFFICERS' CERTIFICATE. Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders shall have been fumished with a certificate signed by the President of Liberty Mint - Colorado, in such capacity and personally, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Liberty Mint - Colorado contained herein are true and correct; and
(2) that since the date of the financial statements (Exhibit B hereto), there has been no material adverse change in the financial condition, business or properties of Liberty Mint - Colorado, taken as a whole.

         5.4 OPINION OF COUNSEL OF LIBERTY MINT - COLORADO. Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders shall have received an opinion of counsel for Liberty Mint - Colorado, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct;
(2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; (3) the shares of Liberty Mint - Colorado to be issued to the Liberty Stockholders under this Plan will, when so issued, be validly issued, fully paid and non- assessable- and (4) the options or warrants of Liberty Mnt Colorado to be exchanoedvnith the Liberty Mint Option and Warrant Holders shall deemed to be validly issued.

         5.5 ASSETS AND LIABILITIES OF LIBERTY MINT - COLORADO. Liberty Mint - Colorado shall have no material assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

         5.6 RESIGNATION OF SOLE DIRECTOR AND EXECUTIVE OFFICER AND DESIGNATION OF NEW DIRECTORS AND EXECUTIVE OFFICERS. The present sole director and executive officer of Liberty Mint - Colorado shall resign, and shall have designated nominees of Liberty as directors and executive officers of Liberty Mint -
Colorado to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Liberty Mint Colorado, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

                                    Section 6

         CONDITIONS PRECEDENT TO OBLIGATIONS OF LIBERTY MINT - COLORADO

All obligations of Liberty Mint - Colorado under this Plan are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSINIG. The representations and warranties of Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.


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         6.2 DUE PERFORMANCE.  Liberty, the Liberty Stockholders and the Liberty
Option and Warrant Holders shall have performed and complied with all of the ten-ns and conditions required by this Plan to be performed or complied with by them before the Closing.

         6.3 OFFICERS AND STOCKHOLDERS' CERTIFICATE. Liberty Mint - Colorado shall have been furnished with a certificate signed by the President of Liberty, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Liberty, taken as a whole.

         6.4 OPINION OF COUNSEL OF LIBERTY. Liberty Mint - Colorado shall have received an opinion of counsel for Liberty, dated as of the Closinc,, to the effect that (1) the representations of Sections 4.2, 4.3 and 4.13 are correct;
(2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8; (3) the Liberty Shares to be delivered to Liberty NEnt - Colorado under this Plan will, when so delivered, have been validly issued, fully paid and non-assessable; and the options and warrants of Liberty are validly issued.

         6.5 BOOKS AND RECORDS. The Liberty Stockholders, the Liberty Option and Warrant Holders or the Board of Directors of Liberty shall have caused Liberty to make available all books and records of Liberty, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Libert Mint - Colorado at Closing.

         6.6 ACCEPTANCE BY LIBERTY STOCKHOLDERS. The terms of this Plan shall have been accepted by the Liberty Stockholders who own not less than 50. 1 % of the outstanding Class A Liberty Shares by their execution and delivery of a copy of the Plan and related instruments.

                                    Section 7

                                   TERMINATION

         Prior to Closing, this Plan may be terminated (1) by mutu al consent in writing; (2) by either the sole director of Liberty Nfint - Colorado or Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Liberty Mint - Colorado or Liberty, the Liberty Stockholders and the Liberty Option and Warrant Holders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.


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                                    Section 8

                               GENERAL PROVISIONS

         8.1 FURTHER ASSURANCES. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

         8.2 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         8.3 BROKERS. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan, and agrees to indemnify and hold harmless the other parties acainst any fee, loss or expense arising out of claims by brokers or finders employed or alleced to have been employed by he/she/it.

         8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Liberty Mint - Colorado: 14 Red Tail Drive
                                          Highlands Ranch, Colorado 80126
               With a copy to:            Leonard W. Burningham, Esq.
                                          455 East 500 South, 9205
                                          Salt Lake City, Utah 84111

               If to Liberty:             651 Columbia Lane
                                          Provo, Utah 84604

               If to the Liberty
               Stockholders, Option

               or Warrant Holders:        To the Addresses listed in Exhibits A
                                          and A-1

               8.5 ENTIRE AGREEMENT.  This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof

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



               8.6 HEADINGS. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

               8.7 GOVERNING LAW. This Plan shll be governed by and construed and enforced in accordance with the laws of the State of Colorado, except to the extent preempted by federal law, in which event (and to that extent only), federal law shall govern.

               8.8 ASSIGNMENT. This Plan shad inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of its rights under this Plan without the prior written consent of the other parties shall be void.

               8.9 COUNTERPARTS. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                                             LIBERTY MINT, LTD.

               Date: ___6/24/97______        BY _______________________
                                                   Gary J. McAdam, President

                                             LIBERTY MINT, INC.

               Date: ________________        BY__________________________
                                                  Larry H. Ruff, President



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